Exhibit (n)(1)

AMENDED RULE 18f-3 PLAN

1. A portfolio of the RBB Fund, Inc. (“Portfolio”) may issue more than one class of voting stock (“Class”), provided that:

(a) Each such Class:

(1)(i) Shall have a different arrangement for shareholder services or the distribution of securities or both, and shall pay all of the expenses of that arrangement; and

(ii) May pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Portfolio’s assets, if those expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes;

(2) Shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement;

(3) Shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class; and

(4) Shall have in all other respects the same rights and obligations as each other class.

(b) Expenses may be waived or reimbursed by the Portfolio’s adviser, underwriter, or any other provider of services to the Portfolio.

(c)(1) Any payments made under paragraph (a)(1)(i) of this Amended Rule 18f-3 Plan (the “Plan”) shall conform to Appendix A to this Plan, as such Appendix A shall be amended from time to time by the Board.

(2) Before any vote on the Plan or Appendix A, the Directors shall be provided, and any agreement relating to a Class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the Plan.

(3) The provisions of the Plan in Appendix A are severable for each Class, and whenever any action is to be taken with respect to the Plan in Appendix A, that action will be taken separately for each Class.

(d) A Portfolio may offer a Class with an exchange privilege providing that securities of the Class may be exchanged for certain securities of another Portfolio. Such exchange privileges are summarized in Appendix B, as may be modified by the Board from time to time, and are set forth in greater detail in the prospectuses of each of the Classes.

Appendix A

RBB FUND

Current Distribution Fee Levels

February, 2008

A.	Money Market Portfolio

	Class	Current Distribution Fee Level	Effective Date
1.	Sansom Street (Class I)	fee 0.20%	4/10/91
	Shareholder Service Fee	0.10%	8/16/88
2.	Bedford (Class L)	fee 0.65%	11/17/94

B.	Robeco Boston Partners Large Cap Value Fund

	Class	Current Distribution Fee Level	Effective Date
1.	Institutional Class (Class QQ)	None	5/29/98
2.	Advisor Class (Class SS)	fee 0.50%	10/16/96
3.	Investor Class (Class RR)	fee 0.25%	10/16/96

C.	Robeco Boston Partners Mid Cap Value Fund

	Class	Current Distribution Fee Level	Effective Date
1.	Investor Class (Class TT)	fee 0.25%	6/1/97
2.	Institutional Class (Class UU)	None	5/29/98

D.	Robeco Boston Partners All-Cap Value Fund

	Class	Current Distribution Fee Level	Effective Date
1.	Institutional Class (Class VV)	None	7/01/02
2.	Investor Class (Class WW)	fee 0.25%	7/01/02

E.	Robeco Boston Partners Small Cap Value Fund II (formerly Micro Cap Fund)

	Class	Current Distribution Fee Level	Effective Date
1.	Institutional Class (Class DDD)	None	7/01/98
2.	Investor Class (Class EEE)	fee 0.25%	7/01/98

F.	Robeco Boston Partners Long/Short Equity (formerly Market Neutral Fund)

	Class	Current Distribution Fee Level	Effective Date
1.	Institutional Class (Class III)	None	8/31/99
2.	Investor Class (Class JJJ)	fee 0.25%	8/31/99

G.	Schneider Capital Management Small Cap Value Fund

	Class	Current Distribution Fee Level	Effective Date
1.	Investor Class (Class YY)	None	4/6/98

H.	Schneider Capital Management Value Fund

	Class	Current Distribution Fee Level	Effective Date
1.	Investor Class (Class PPP)	None	10/01/02

I.	Bogle Small Cap Growth Fund

	Class	Current Distribution Fee Level	Effective Date
1.	Institutional Class (Class NNN)	None	9/15/99
2.	Investor (Class OOO)	Shareholder service fee 0.25%	9/15/99

J.	Robeco WPG Core Bond Fund

	Class	Current Distribution Fee Level	Effective Date
1.	Institutional Class (Class TTT)	Shareholder service fee 0.25%	3/09/05
2.	Retirement Class (Class SSS)	Shareholder service fee 0.10%	3/09/05
3.	Investor Class (Class XXX)	12b-1 fee 0.25%	11/26/05

K.	Robeco WPG Small Cap Value Fund (formerly Tudor Fund)

	Class	Current Distribution Fee Level	Effective Date
1.	Institutional Class (Class UUU)	Shareholder service fee 0.25%	3/09/05

L.	Robeco WPG 130/30 Large Cap Core Fund (formerly Large Cap Growth Fund)

	Class	Current Distribution Fee Level	Effective Date
1.	Institutional Class (Class VVV)	Shareholder service fee 0.25%	3/09/05
2.	Investor Class (Class EEEE)	12b-1 fee 0.25%	5/24/07

M.	Senbanc Fund

	Class	Current Distribution Fee Level	Effective Date
1.	Investor Class (Class WWW)	12b-1 fee 0.60%	9/02/05

N.	SAM Sustainable Climate Fund

	Class	Current Distribution Fee Level	Effective Date
1.	Institutional Class (Class KKKK)	None	7/03/07
2.	Investor Class (Class JJJJ)	12b-1fee 0.25%	7/03/07
3.	Class A (Class LLLL)	12b-1fee 0.25%	7/03/07
4.	Class C (Class MMMM)	12b-1fee 0.75%	7/03/07

O.	SAM Sustainable Water Fund

	Class	Current Distribution Fee Level	Effective Date
1.	Institutional Class (Class GGGG)	None	7/03/07
2.	Investor Class (Class FFFF)	12b-1fee 0.25%	7/03/07
3.	Class A (Class HHHH)	12b-1fee 0.25%	7/03/07
4.	Class C (Class IIII)	12b-1fee 0.75%	7/03/07

P.	Bear Stearns Multifactor 130/30 U.S. Core Equity Fund

	Class	Current Distribution Fee Level	Effective Date
1.	Class A (Class NNNN)	12b-1 fee 0.25%	11/15/07
2.	Class I (Class OOOO)	None	11/15/07

APPENDIX B

EXCHANGE PRIVILEGES OF THE PORTFOLIOS

OF THE RBB FUND, INC.

FAMILY	Each Portfolio (Class)	May Be Exchanged For Any of

Robeco Boston Partners (Institutional Classes)	Mid Cap Value (TT) Large Cap Value (QQ) All-Cap Value (VV) Small Cap Value II (DDD) Long/Short Equity (III)	Robeco Boston Partners: Mid Cap Value (TT) Large Cap Value (QQ) All-Cap Value (VV) Small Cap Value II (DDD) Long/Short Equity (III)

Robeco WPG: Core Bond (TTT) 130/30 Large Cap Core (formerly, Large Cap Growth) (VVV) Small Cap Value Fund (formerly, Tudor) (UUU)

SAM: Sustainable Water (GGGG) Sustainable Climate (KKKK)

Robeco Boston Partners (Investor Classes)	Mid Cap Value (UU) Large Cap Value (RR) All-Cap Value (WW) Small Cap Value II (EEE) Long/Short Equity (JJJ) Fund	Robeco Boston Partners: Mid Cap Value (UU) Large Cap Value (RR) All-Cap Value (WW) Small Cap Value II (EEE) Long/Short Equity (JJJ) Fund

Robeco WPG: Core Bond (XXX) 130/30 Large Cap Core (formerly, Large Cap Growth) (EEEE)

SAM: Sustainable Water (FFFF) Sustainable Climate (JJJJ)

FAMILY	Each Portfolio (Class)	May Be Exchanged For Any of

Robeco WPG (Institutional Classes)	Core Bond (TTT) 130/30 Large Cap Core (formerly, Large Cap Growth) (VVV) Small Cap Value Fund (formerly, Tudor) (UUU)	Robeco Boston Partners: Mid Cap Value (TT) Large Cap Value (QQ) All-Cap Value (VV) Small Cap Value II (DDD) Long/Short Equity (III)

Robeco WPG: Core Bond (TTT) 130/30 Large Cap Core (formerly, Large Cap Growth) (VVV) Small Cap Value Fund (formerly, Tudor ) (UUU)

SAM: Sustainable Water (GGGG) Sustainable Climate (KKKK)

Robeco WPG (Investor Classes)	Core Bond (XXX) 130/30 Large Cap Core (formerly, Large Cap Growth) (EEEE)	Robeco Boston Partners: Mid Cap Value (UU) Large Cap Value (RR) All-Cap Value (WW) Small Cap Value II (EEE) Long/Short Equity (JJJ) Fund

Robeco WPG: Core Bond (XXX) 130/30 Large Cap Core (formerly, Large Cap Growth) (EEEE)

SAM: Sustainable Water (FFFF) Sustainable Climate (JJJJ)

FAMILY	Each Portfolio (Class)	May Be Exchanged For Any of

SAM (Investor Classes)	Sustainable Water (FFFF) Sustainable Climate (JJJJ)	Robeco Boston Partners: Mid Cap Value (UU) Large Cap Value (RR) All-Cap Value (WW) Small Cap Value II (EEE) Long/Short Equity (JJJ) Fund

Robeco WPG: Core Bond (XXX) 130/30 Large Cap Core (formerly, Large Cap Growth) (EEEE)

SAM: Sustainable Water (FFFF) Sustainable Climate (JJJJ)

SAM (Institutional Classes)	Sustainable Water (GGGG) Sustainable Climate (KKKK)	Robeco Boston Partners: Mid Cap Value (TT) Large Cap Value (QQ) All-Cap Value (VV) Small Cap Value II (DDD) Long/Short Equity (III)

Robeco WPG: Core Bond (TTT) 130/30 Large Cap Core (formerly, Large Cap Growth) (VVV) Small Cap Value Fund (formerly, Tudor) (UUU)

SAM: Sustainable Water (GGGG) Sustainable Climate (KKKK)

SAM (Class A)	Sustainable Water (HHHH) Sustainable Climate (LLLL)	SAM: Sustainable Water (HHHH) Sustainable Climate (LLLL)

SAM (Class C)	Sustainable Water (IIII) Sustainable Climate (MMMM)	SAM: Sustainable Water (IIII) Sustainable Climate (MMMM)

*	During periods when these Portfolios are closed they are not eligible for exchange.